Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S- 8 of our report dated March 31, 2005 relating to the consolidated financial statements of Critical Path, Inc., which appears in Critical Path, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.

PricewaterhouseCoopers LLP

San Jose, California

April 5, 2005